EXHIBIT (23)

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-46506 of Dycom Industries, Inc. on Form S-8 of our report dated September 27, 1996 appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1996.






DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida

October 16, 1996